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                                                                      EXHIBIT 23

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to incorporation by reference in the Registration Statement (Form S-3 and Form S-8) of Cytel Corporation of our report dated February 5, 1998, except for Notes 5, 9 and 11, as to which the date is March 29, 1999, with respect to the consolidated financial statements of Cytel Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 1998, filed with the Securities and Exchange Commission.



                              ERNST & YOUNG LLP


San Diego, California
April 13, 1999